UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 16, 2015 (November 15, 2015)

SUNOCO LP

(Exact name of registrant as specified in its charter)

Delaware	001-35653	30-0740483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 East Airtex Drive

Houston, Texas 77073

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (832) 234-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Contribution Agreement for Acquisition of Membership Interests in Sunoco Retail, LLC and Sunoco, LLC

On November 15, 2015, Sunoco LP (the “Partnership”) entered into a Contribution Agreement (the “Contribution Agreement”) with Sunoco, LLC (“SUN LLC”), Sunoco, Inc. (“Retail Parent”), ETP Retail Holdings, LLC (“Contributor”), Sunoco GP LLC, the general partner of the Partnership (the “General Partner” and together with the Partnership, the “Acquiror Parties”), and Energy Transfer Partners, L.P. (“ETP”). Pursuant to the terms of the Contribution Agreement, the Partnership agreed to acquire (the “Acquisition”) from Contributor, effective January 1, 2016, (a) 100% of the issued and outstanding membership interests of Sunoco Retail, LLC (“SUN Retail”), an entity that will be formed by Sunoco, Inc. (R&M), an indirect wholly owned subsidiary of Retail Parent (“SUN R&M”), prior to the closing of the transactions contemplated by the Contribution Agreement (the “Closing”), and (b) 68.42% of the issued and outstanding membership interests of SUN LLC. Pursuant to the terms of the Contribution Agreement, ETP has agreed to guarantee all of the obligations of the Contributor under the Contribution Agreement.

Immediately prior to the Closing, SUN Retail is expected to own all of the retail assets of SUN R&M, the ethanol plant located in Fulton, NY currently owned by SUN R&M, 100% of the issued and outstanding membership interests in Sunmarks, LLC, and all the retail assets of Atlantic Refining & Marketing Corp., a wholly owned subsidiary of Retail Parent. SUN LLC is primarily engaged in the wholesale distribution of motor fuels across more than 26 states throughout the East Coast and Southeast regions of the United States.

Subject to the terms and conditions of the Contribution Agreement, at the closing of the Acquisition, the Partnership will pay to the Contributor approximately $2.032 billion in cash (“Cash Consideration”), subject to certain working capital adjustments, and issue to the Contributor 5,710,922 common units (“Common Units”) representing limited partner interests in the Partnership (the “Unit Consideration”). The Unit Consideration will be issued and sold to the Contributor in private transactions exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Under the Contribution Agreement, it is a condition to the Closing that the Partnership obtain sufficient proceeds from financing arrangements that will be used by the Partnership exclusively to pay the Cash Consideration and other expenses or disbursements directly related to the Closing.

The Contribution Agreement contains customary representations and warranties, indemnification obligations and covenants by the parties. The Contribution Agreement may be terminated by either the Acquiror Parties, on the one hand, or the Contributor, on the other hand, if the Acquisition shall not have been consummated on or prior to May 13, 2016. Consummation of the Acquisition is subject to customary closing conditions. There can be no assurance that all of the closing conditions will be satisfied or that anticipated benefits of the Acquisition will be realized.

The General Partner holds a non-economic general partner interest in the Partnership. ETP currently indirectly owns Common Units and subordinated units representing an approximate 50.8% limited partner interest in the Partnership. The Partnership currently owns 31.58% of the issued and outstanding membership interests in SUN LLC. The Contributor and Retail Parent are indirect wholly owned subsidiaries of ETP.

The Contribution Agreement and the above descriptions have been included to provide investors and security holders with information regarding the terms of the Contribution Agreement. They are not intended to provide any other factual information about the Partnership, SUN LLC, Retail Parent, Contributor, the General Partner, ETP or their respective subsidiaries, affiliates or equity holders. The representations, warranties and covenants contained in the Contribution Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Contribution Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other as a way of allocating contractual risk between them that differ from those applicable to investors. Moreover, the subject matter of the representations and warranties are subject to more recent developments. Accordingly, investors should be aware that these representations, warranties and covenants or any description thereof alone may not describe the actual state of affairs of the Partnership, SUN LLC, Retail Parent, Contributor, the General Partner, ETP or their respective subsidiaries, affiliates or equity holders as of the date they were made or at any other time.

The foregoing description of the Contribution Agreement is not complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Common Unit Purchase Agreements

On November 15, 2015, the Partnership also entered into common unit purchase agreements (the “Purchase Agreements”) with certain institutional investors (the “Institutional Investors”) and Energy Transfer Equity, L.P. (“ETE” and, together with the Institutional Investors, the “Purchasers”) to sell 26,315,789 Common Units to the Purchasers in private placements at a purchase price of $31.00 per Common Unit, as adjusted by a $2.50 per Common Unit purchase price adjustment (the “Offerings” and, together with the Acquisition, the “Transaction”). The Partnership expects to receive gross proceeds of approximately $750 million from the Offerings, which the Partnership intends to use to repay outstanding borrowings under its revolving credit facility and for general partnership purposes. The sale of Common Units to the Institutional Investors is expected to close on December 3, 2015, and the sale of Common Units to ETE is expected to close contemporaneously with the closing of the Acquisition, in each case subject to customary closing conditions.

The Purchase Agreements contain customary representations, warranties and covenants of the Partnership and the Purchasers. The Partnership, on the one hand, and each of the Purchasers (severally and not jointly), on the other hand, have agreed to indemnify each other and their respective affiliates, officers, directors and other representatives against certain losses resulting from any breach of their representations, warranties or covenants contained in the Purchase Agreements, subject to certain limitations and survival periods.

Pursuant to the Purchase Agreements, the Partnership has agreed to enter into registration rights agreements with the Purchasers in connection with the closing of the Offerings, pursuant to which the Partnership will agree to file and maintain a registration statement with respect to the resale of the Common Units on the terms and conditions set forth therein.

ETE owns the General Partner and all of the incentive distribution rights in the Partnership.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreements, which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02	Sale of Unregistered Units.

On November 15, 2015, the Partnership entered into the Contribution Agreement pursuant to which it will issue the Unit Consideration to the Contributor as partial consideration for the Acquisition as described above. The Unit Consideration will be issued in private transactions exempt from registration under Section 4(a)(2) of the Securities Act. The information relating to the Contribution Agreement set forth under the heading “Contribution Agreement for Acquisition of Membership Interests in Sunoco Retail, LLC and Sunoco, LLC” under Item 1.01 is incorporated by reference into this Item 3.02.

The information regarding the Offerings set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Offerings were undertaken in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act. The Partnership believes that exemptions other than the foregoing exemption may exist for the Offerings.

Item 7.01	Regulation FD Disclosure

On November 16, 2015, the Partnership and ETP issued a press release announcing the Transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On November 16, 2015, the Partnership and ETP will host a telephone conference during which the Partnership’s and ETP’s management will discuss the Transaction. A copy of the presentation materials to be used in connection with the telephone conference is furnished and attached as Exhibit 99.2 hereto and is incorporated by reference herein. The presentation materials will be posted in the “Investor Relations” section of the Partnership’s website prior to the telephone conference. Additional materials relating to the Transaction are provided as Exhibit 99.3.

The information set forth herein is furnished under Item 7.01, “Regulation FD Disclosure.” This information, including the information contained in Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT	DESCRIPTION

2.1*	Contribution Agreement, dated as of November 15, 2015, by and among Sunoco, LLC, Sunoco, Inc., ETP Retail Holdings, LLC, Sunoco LP, Sunoco GP LLC, and solely with respect to limited provisions therein, Energy Transfer Partners, L.P.

10.1	Common Unit Purchase Agreement, dated as of November 15, 2015, by and among Sunoco LP and the Purchasers named therein.

10.2	Common Unit Purchase Agreement, dated as of November 15, 2015, by and between Sunoco LP and Energy Transfer Equity, L.P.

99.1	Press Release dated November 16, 2015 relating to the Transaction.

99.2	Investor Call Presentation.

99.3	Transaction Presentation.

*	The registrant has omitted the schedules to this exhibit pursuant to the provisions of Regulation S-K, Item 601(b)(2). The registrant shall supplementary furnish a copy of the omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO LP

By:	Sunoco GP LLC, its general partner

By:	/s/ Robert W. Owens
Robert W. Owens
President and Chief Executive Officer

Dated: November 16, 2015

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

2.1*	Contribution Agreement, dated as of November 15, 2015, by and among Sunoco, LLC, Sunoco, Inc., ETP Retail Holdings, LLC, Sunoco LP, Sunoco GP LLC, and solely with respect to limited provisions therein, Energy Transfer Partners, L.P.

10.1	Common Unit Purchase Agreement, dated as of November 15, 2015, by and among Sunoco LP and the Purchasers named therein.

10.2	Common Unit Purchase Agreement, dated as of November 15, 2015, by and between Sunoco LP and Energy Transfer Equity, L.P.

99.1	Press Release dated November 16, 2015 relating to the Transaction.

99.2	Investor Call Presentation.

99.3	Transaction Presentation.

*	The registrant has omitted the schedules to this exhibit pursuant to the provisions of Regulation S-K, Item 601(b)(2). The registrant shall supplementary furnish a copy of the omitted schedules to the Securities and Exchange Commission upon request.